ARTICLES SUPPLEMENTARY
CALVERT WORLD VALUES FUND, INC.

FIRST:    Calvert World Values Fund, Inc. (the "Corporation"), whose mailing address is 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814, does hereby increase/decrease the number of authorized shares of stock of the Corporation's various classes (referred to in these Articles as "series") in accordance with Sections 2‑105(c) and 2‑208.1 of the Corporations and Associations Article of the Laws of the State of Maryland.

SECOND:    The Corporation is registered as an open‑end company under the Investment Company Act of 1940.

THIRD:    The total number of shares of stock of all series which the Corporation is authorized to issue is Two Billion (2,000,000,000) shares of stock. The par value of each share is One Cent ($0.01). The aggregate par value of all the shares of all the series is $20,000,000. Immediately prior to the increase/decrease, each series was allocated the following number of authorized shares of stock:

International Equity Fund    250,000,000
Calvert Capital Accumulation Fund    250,000,000
Calvert International Opportunities Fund    250,000,000
Unallocated Shares    1,250,000,000

Total Shares Authorized    2,000,000,000

FOURTH: The Board of Directors has authorized the creation of a new series and reallocation of shares among the Corporation’s current series in accordance with Section 2‑105(c) and 2‑208.1 of the Corporations and Associations Article of the Laws of the State of Maryland. The par value of each share is $0.01. The aggregate par value of all the shares of all the series is $20,000,000. After the respective increase/decrease of shares, each of the series below has been allocated shares as follows:

International Equity Fund    250,000,000
Calvert Capital Accumulation Fund    250,000,000
Calvert International Opportunities Fund    250,000,000
Calvert Emerging Markets Equity Fund    250,000,000
Unallocated Shares    1,000,000,000

Total Shares Authorized    2,000,000,000

IN WITNESS WHEREOF, Calvert World Values Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President on this 16th day of July, 2012. Under penalties of perjury, the matters and facts set forth herein are true in all material respects to the best of my knowledge, information and belief.

CALVERT WORLD VALUES FUND, INC.

Acknowledgment:

/s/ William M. Tartikoff
William M. Tartikoff
Vice President

Attest:    /s/ Ivy Wafford Duke
Ivy Wafford Duke
Assistant Secretary